      As filed with the Securities and Exchange Commission on May 15, 2001


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         American I R Technologies Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

           Nevada                                      88-0440536
-------------------------------           ------------------------------------
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)

                   3080 W. Post Road, Las Vegas, Nevada 89118
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

         Consulting Agreement between the Company and M. Blaine Riley,
                     Randall Letcavage and Rosemary Nguyen
--------------------------------------------------------------------------------
                              (Full title of Plan)

                            Ronald A. Ryan, President
                         American I R Technologies Inc.
                                3080 W. Post Road
                             Las Vegas, Nevada 89118
--------------------------------------------------------------------------------
                     (Name and address of agent for service)

                                 (702) 368-4571
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE


Title of Securities       Amount to be       Proposed Maximum              Proposed Maximum            Amount of
to be registered          Registered(1)      Offering Price per Share(2)   Aggregate Offering Price    Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock,
$.001 par value           300,000 shares           $.20                          $60,000                  $15.00
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee, based on the average of the bid and asked prices of the Company's common stock as reported within five business days prior to the date of this filing.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.

     General. American I R Technologies Inc. (the "Company") is offering shares of its Common Stock to various individuals for consulting services on the Company's behalf. This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:


               NAME                         NUMBER OF SHARES
               ----                         ----------------
               M. Blaine Riley              100,000
               Randal Letcavage             100,000
               Rosemary Nguyen              100,000


ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration
Statement:

     (a) The Company's Form 10-SB Registration Statement filed by the Company (SEC File No. 0-31663) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on October 2, 2000;

     (b) The Company's Form S-8 registration statement filed by the Company (SEC File No. 333-59858) with the Commission on April 30, 2001; and

     (c) The Form 10-KSB annual report of the Company for its fiscal year ended December 31, 2000, and all reports to be filed pursuant to Section 13(a) or 15(d) of the Exchange Act thereafter.

     All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Form S-8 Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Form S-8 Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Form S-8 Registration Statement and the Prospectus.

     All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

                            Ronald A. Ryan, President
                         American I R Technologies Inc.
                                3080 W. Post Road
                             Las Vegas, Nevada 89118
                                 (702) 368-4571

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     The shares registered herein are being issued to the consultants for services provided to the Registrant. Neither the Registrant's accountants nor any other experts named in the registration statement has any equity or other material interest in the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Nevada corporation. Section 78.751 of the General Corporation Law of Nevada (the "GCL") provides authority for broad indemnification of officers, directors, employees and agents of a corporation, with certain specified exceptions.

     Article 7 of the Company's Articles of Incorporation provides that the Company shall have the power to indemnify its directors, officers, employees and agents to the fullest extent allowed by the GCL.

     At the present time, the Company does not have any officer-director liability insurance although permitted by Section 78.752 of the GCL, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8. EXHIBITS

     See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9. UNDERTAKINGS

     (a)  The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement to: (i) include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be selected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration" table in the effective registration statement; and
               (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided however, that provisions (i) and
               (ii) of this undertaking are inapplicable if the information to be filed thereunder is contained in periodic reports filed by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (1) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (c) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 10, 2001.

                         American I R Technologies Inc.


                           By: /s/ Ronald A. Ryan
                         ------------------------------
                           Ronald A. Ryan, President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on May 10, 2001.


/s/ Ronald A. Ryan                                  /s/ Gerald S. Peatz
-----------------------------------------------     ----------------------------
Ronald A. Ryan                                      Gerald S. Peatz
Director, Chief Executive Officer, President        Director, Secretary and
and Principal Financial and Accounting Officer      Treasurer

                         American I R Technologies Inc.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


EXHIBIT NO.    DESCRIPTION
-----------    -----------
4.1            Consulting Agreement between American I R Technologies Inc. and
               M. Blaine Riley, Randall Letcavage, and Rosemary Nguyen

4.2 Consulting Agreement between American I R Technologies Inc. and iCapital Corporation.

5.1            Opinion of Stephen A. Zrenda, Jr., P.C.

23.1           Consent of Stephen A. Zrenda, Jr., P.C.

23.2           Consent of Stark, Tinter and Associates, LLC
